BreitBurn Energy Partners L.P. Reports Strong Second Quarter Results

LOS ANGELES, August 8, 2011 — BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) today announced financial and operating results for its second quarter of 2011.

Key Highlights

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The Partnership had another quarter of strong operating and financial results, with production and lease operating expenses trending in-line with guidance and EBITDA trending towards the high end of the guidance range.

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On June 14, 2011, the Partnership announced it entered into a definitive agreement to acquire crude oil properties in Niobrara County, Wyoming for $58.1 million. This acquisition closed on July 28, 2011 and is expected to immediately add approximately 500 Boe/day of net oil production to the Partnership.

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On July 27, 2011, the Partnership announced an increased cash distribution for the second quarter of 2011 at the rate of $0.4225 per unit, or $1.69 per common unit on an annualized basis, to be paid on August 12, 2011 to the record holders of common units at the close of business on August 9, 2011.  This represents an increase of 10.5% over the cash distribution for the second quarter of 2010.

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On July 27, 2011, the Partnership announced it entered into a definitive agreement to acquire natural gas and oil producing properties in Wyoming for approximately $285 million in cash. The acquisition is subject to customary closing conditions and purchase price adjustments, including the exercise of preferential rights, and is expected to close before year end 2011.

Management Commentary

Hal Washburn, CEO, said: “The Partnership had strong performance this quarter with net production increasing 2% from the prior quarter, operating costs per Boe within the guidance range, and adjusted EBITDA trending towards the high end of the guidance range. In addition, we are excited to be executing on our acquisition strategy. Our two recent transactions in our Rocky Mountain region allow us to further expand our presence in the region and leverage our existing operational expertise in the area. Both acquisitions will be immediately accretive to distributable cash flow per unit and are consistent with our strategy of acquiring long-lived assets that have predictable production profiles and an inventory of low-risk exploitation and development opportunities.”

Second Quarter 2011 Operating and Financial Results Compared to First Quarter 2011

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Total production increased from 1,629 MBoe in the first quarter of 2011 to 1,662 MBoe in the second quarter of 2011 primarily as a result of a seasonal increase in Michigan production.  Average daily production increased from 18,098 Boe/day in the first quarter of 2011 to 18,265 Boe/day in the second quarter of 2011.

o	Oil and NGL production was 782 MBoe compared to 773 MBoe.
o	Natural gas production was 5,277 MMcf compared to 5,138 MMcf.
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Adjusted EBITDA, a non-GAAP measure, was $51.6 million in the second quarter of 2011, down from $56.0 million in the first quarter of 2011. The decrease was primarily due to the timing of crude oil sales in Florida which impacted oil and natural gas sales revenue.

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Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, increased to $18.41 per Boe in the second quarter of 2011 from $16.87 per Boe in the first quarter of 2011. The increase was primarily due to increased activity in both the Eastern and Western divisions exiting the winter months and increased utility and fuel costs.

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General and administrative expenses, excluding non-cash unit-based compensation, decreased to $6.2 million, or $3.74 per Boe, in the second quarter of 2011 from $7.1 million, or $4.33 per Boe, in the first quarter of 2011, primarily reflecting higher first quarter expenses related to accounting and tax compliance.

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Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments, were $93.0 million in the second quarter of 2011, down from $99.0 million in the first quarter of 2011, primarily reflecting the timing of crude oil sales in Florida, with one sale occurring in the second quarter versus two sales in the first quarter.

-	Realized losses from commodity derivative instruments were $1.8 million in the second quarter of 2011 compared to realized gains of $6.4 million in the first quarter of 2011.
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NYMEX WTI crude oil spot prices averaged $102.02 per barrel and NYMEX natural gas prices averaged $4.38 per Mcf in the second quarter of 2011 compared to $94.07 per barrel and $4.20 per Mcf, respectively, in the first quarter of 2011.

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Realized crude oil and natural gas liquids prices averaged $79.48 per Boe and natural gas prices averaged $6.42 per Mcf in the second quarter of 2011, compared to $73.81 per Boe and $7.38 per Mcf, respectively, in the first quarter of 2011.

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Net income, including the effect of unrealized gains on commodity derivative instruments, was $57.5 million, or $0.92 per diluted limited partner unit, in the second quarter of 2011 compared to a net loss of $94.7 million, or $1.67 per diluted limited partner unit, in the first quarter of 2011.

-	Capital expenditures totaled $28.1 million in the second quarter of 2011 compared to $9.7 million in the first quarter of 2011.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes.  Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized losses from commodity derivative instruments were $1.8 million during the second quarter of 2011.  Realized losses from interest rate derivative instruments were $1.1 million during the second quarter of 2011.  Non-cash unrealized gains from commodity derivative instruments were $48.2 million and non-cash unrealized losses from interest rate derivative instruments were $1.2 million during the second quarter of 2011.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended June 30, 2011, March 31, 2011 and June 30, 2010:

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars, except as indicated	2011	2011	2010
Oil, natural gas and NGL sales (a)	$94,742	$92,575	$82,079
Realized gain (loss) on commodity derivative instruments	(1,751)	6,443	18,435
Unrealized gain (loss) on commodity derivative instruments	48,234	(112,620)	33,215
Other revenues, net	1,143	898	487
Total revenues	$142,368	$(12,704)	$134,216
Lease operating expenses and processing fees	$30,595	$27,485	$29,627
Production and property taxes	6,195	5,769	4,224
Total lease operating expenses	$36,790	$33,254	$33,851
Transportation expenses	1,010	1,423	1,231
Purchases and other operating costs	268	154	74
Change in inventory	(1,860)	1,980	4,215
Total operating costs	$36,208	$36,811	$39,371
Lease operating expenses pre taxes per Boe (b)	$18.41	$16.87	$17.82
Production and property taxes per Boe	3.73	3.54	2.54
Total lease operating expenses per Boe	22.14	20.41	20.36
General and administrative expenses excluding unit-based compensation	$6,221	$7,058	$5,004
Net income (loss)	$57,523	$(94,713)	$53,597
Net income (loss) per diluted limited partnership unit	$0.92	$(1.67)	$0.94

Total production (MBoe)	1,662	1,629	1,663
Oil and NGL (MBoe)	782	773	812
Natural gas (MMcf)	5,277	5,138	5,106
Average daily production (Boe/d)	18,265	18,098	18,270
Sales volumes (MBoe)	1,621	1,682	1,725
Average realized sales price (per Boe) (c) (d)	$57.29	$58.78	$58.30
Oil and NGL (per Boe) (c) (d)	79.48	73.81	69.99
Natural gas (per Mcf) (c)	6.42	7.38	7.70

(a) Q2 2010 includes $123 of amortization of an intangible asset related to crude oil sales contracts.
(b) Includes lease operating expenses, district expenses and processing fees.
(c) Includes realized gain (loss) on commodity derivative instruments.
(d) Includes crude oil purchases.  2010 excludes amortization of intangible asset related to crude oil sales contracts.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles (“non-GAAP”) measures to their nearest comparable generally accepted accounting principles (“GAAP”) measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income or loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars	2011	2011	2010
Reconciliation of net income (loss) to Adjusted EBITDA:

Net income (loss) attributable to the Partnership	$57,455	$(94,747)	$53,569

Unrealized (gain) loss on commodity derivative instruments	(48,234)	112,620	(33,215)
Depletion, depreciation and amortization expense	25,025	24,641	23,909
Interest expense and other financing costs (a)	10,145	10,443	7,882
Unrealized (gain) loss on interest rate derivatives	1,155	(1,366)	(1,466)
Loss on sale of assets	40	14	381
Income taxes	616	(1,002)	561
Amortization of intangibles	-	-	123
Unit-based compensation expense (b)	5,435	5,413	4,937
Adjusted EBITDA	$51,637	$56,016	$56,681

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars	2011	2011	2010
Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash from operating activities	$33,118	$54,399	$36,429

Increase (decrease) in assets net of liabilities relating to operating activities	9,837	(7,597)	13,528
Interest expense (a) (c)	8,896	9,139	6,949
Income from equity affiliates, net	(262)	103	(144)
Incentive compensation expense (d)	14	(24)	(19)
Income taxes	102	30	(34)
Non-controlling interest	(68)	(34)	(28)
Adjusted EBITDA	$51,637	$56,016	$56,681

(a) Includes realized gain/loss on interest rate derivatives.
(b) Represents non-cash long-term unit-based incentive compensation expense.
(c) Excludes amortization of debt issuance costs and amortization of Senior Note discount.
(d) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of August 8, 2011.

	Year
	2011	2012	2013	2014	2015
Oil Positions:
Fixed Price Swaps:
Hedged Volume (Bbl/d)	5,316	5,039	6,480	5,000	2,500
Average Price ($/Bbl)	$76.95	$77.15	$81.37	$88.59	$99.50
Participating Swaps: (a)
Hedged Volume (Bbl/d)	1,377	-	-	-	-
Average Price ($/Bbl)	$60.00	$-	$-	$-	$-
Average Participation %	53.1%	-	-	-	-
Collars:
Hedged Volume (Bbl/d)	2,190	2,477	500	1,000	1,000
Average Floor Price ($/Bbl)	$103.68	$110.00	$77.00	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$153.32	$145.39	$103.10	$112.00	$113.50
Floors:
Hedged Volume (Bbl/d)	-	-	-	-	-
Average Floor Price ($/Bbl)	$-	$-	$-	$-	$-
Total:
Hedged Volume (Bbl/d)	8,883	7,516	6,980	6,000	3,500
Average Price ($/Bbl)	$80.91	$87.97	$81.06	$88.83	$96.79

Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMBtu/d)	26,454	35,128	53,000	27,500	27,500
Average Price ($/MMBtu)	$6.28	$6.09	$6.01	$5.48	$5.61
Collars:
Hedged Volume (MMBtu/d)	20,109	19,129	-	-	-
Average Floor Price ($/MMBtu)	$9.00	$9.00	$-	$-	$-
Average Ceiling Price ($/MMBtu)	$11.61	$11.89	$-	$-	$-
Total:
Hedged Volume (MMBtu/d)	46,563	54,257	53,000	27,500	27,500
Average Price ($/MMBtu)	$7.46	$7.12	$6.01	$5.48	$5.61

(a)	Participating swap combines a swap and a call option with the same strike price.

Other Information

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-417-2254 (international callers dial +1-719-457-1529) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through August 22, 2011 by dialing 877-870-5176 (international callers dial +1-858-384-5517) and entering replay PIN 4066557, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Greasewood Field in eastern Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expects,” “future,” “impact,” “guidance,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our completed and pending acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Jessica Tang
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	June 30,	December 31,
Thousands	2011	2010
ASSETS
Current assets
Cash	$2,747	$3,630
Accounts and other receivables, net	50,450	53,520
Derivative instruments	51,266	54,752
Related party receivables	2,632	4,345
Inventory	7,342	7,321
Prepaid expenses	6,344	6,449
Total current assets	120,781	130,017
Equity investments	7,541	7,700
Property, plant and equipment
Oil and gas properties	2,169,988	2,133,099
Other assets	11,702	10,832
	2,181,690	2,143,931
Accumulated depletion and depreciation	(469,594)	(421,636)
Net property, plant and equipment	1,712,096	1,722,295
Other long-term assets
Derivative instruments	19,400	50,652
Other long-term assets	19,314	19,503

Total assets	$1,879,132	$1,930,167
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$27,924	$26,808
Derivative instruments	39,659	37,071
Revenue and royalties payable	17,534	16,427
Salaries and wages payable	6,730	12,594
Accrued liabilities	11,256	8,417
Total current liabilities	103,103	101,317

Credit facility	127,000	228,000
Senior notes, net	300,364	300,116
Deferred income taxes	1,571	2,089
Asset retirement obligation	46,402	47,429
Derivative instruments	66,572	39,722
Other long-term liabilities	2,055	2,237
Total liabilities	647,067	720,910
Equity
Partners' equity	1,231,617	1,208,803
Noncontrolling interest	448	454
Total equity	1,232,065	1,209,257

Total liabilities and equity	$1,879,132	$1,930,167

Common units outstanding	59,040	53,957

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Thousands of dollars, except per unit amounts	2011	2010	2011	2010

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$94,742	$82,079	$187,317	$162,548
Gain (loss) on commodity derivative instruments, net	46,483	51,650	(59,694)	103,715
Other revenue, net	1,143	487	2,041	1,119
Total revenues and other income items	142,368	134,216	129,664	267,382
Operating costs and expenses
Operating costs	36,208	39,371	73,019	75,222
Depletion, depreciation and amortization	25,025	23,909	49,666	45,963
General and administrative expenses	11,656	9,960	24,127	21,217
Loss on sale of assets	40	381	54	496
Total operating costs and expenses	72,929	73,621	146,866	142,898

Operating income (loss)	69,439	60,595	(17,202)	124,484

Interest expense, net of capitalized interest	9,080	4,998	18,500	8,615
Loss on interest rate swaps	2,220	1,418	1,877	3,661
Other (income) expense, net	-	21	(3)	(4)

Income (loss) before taxes	58,139	54,158	(37,576)	112,212

Income tax expense (benefit)	616	561	(386)	705

Net income (loss)	57,523	53,597	(37,190)	111,507

Less: Net income attributable to noncontrolling interest	(68)	(28)	(102)	(99)

Net income (loss) attributable to the partnership	57,455	53,569	(37,292)	111,408

Basic net income (loss) per unit	$0.93	$0.94	$(0.64)	$1.96
Diluted net income (loss) per unit	$0.92	$0.94	$(0.64)	$1.96

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Six months ended
	June 30,
Thousands of dollars	2011	2010

Cash flows from operating activities
Net income (loss)	$(37,190)	$111,507
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	49,666	45,963
Unit based compensation expense	10,858	9,839
Unrealized (gain) loss on derivative instruments	64,175	(75,291)
Income from equity affiliates, net	159	302
Deferred income taxes	(518)	622
Amortization of intangibles	-	247
Loss on sale of assets	54	496
Other	(244)	1,757
Changes in net assets and liabilities
Accounts receivable and other assets	4,171	7,890
Inventory	(21)	3,909
Net change in related party receivables and payables	1,713	(13,377)
Accounts payable and other liabilities	(5,306)	(12,800)
Net cash provided by operating activities	87,517	81,064
Cash flows from investing activities
Capital expenditures	(35,136)	(24,997)
Proceeds from sale of assets	110	225
Property acquisitions	-	(1,550)
Net cash used in investing activities	(35,026)	(26,322)
Cash flows from financing activities
Issuance of common units	100,204	-
Distributions	(49,470)	(21,312)
Proceeds from issuance long-term debt	133,500	622,000
Repayments of long-term debt	(234,500)	(647,000)
Change in book overdraft	5	798
Long-term debt issuance costs	(3,113)	(11,647)
Net cash used in financing activities	(53,374)	(57,161)
Decrease in cash	(883)	(2,419)
Cash beginning of period	3,630	5,766
Cash end of period	$2,747	$3,347